CODE OF ETHICS
                                       FOR
                             JUNDT ASSOCIATES, INC.
                                 AND AFFILIATES

I.   PURPOSE AND CONSTRUCTION

     This Code of Ethics (the "Code") is adopted by Jundt Associates, Inc. ("Jundt"), U.S. Growth Investments, Inc. ("USG") and the Funds in an effort to prevent violations of Section 17 of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder. The focus of the Code is the prevention of investment activities by persons with access to certain information that might be harmful to the interests of a Client or Fund, or that might enable such persons to illicitly profit from their relationship with a Client or the Funds.

II.  DEFINITIONS

     (a) "Access Person" means any director, officer or Advisory Person of Jundt or a Fund or, with respect to USG, any director or officer who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of Securities for a Client or Fund or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to a Client or Fund regarding the purchase or sale of Securities.

     (b) "Advisory Person" means:

          (1) any employee of Jundt or a Fund (or of any company in a control relationship to Jundt or a Fund) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by a Client or Fund, or whose functions or duties relate to the making of any recommendations with respect to such purchases or sales (including, but not limited to, Portfolio Managers and all Jundt employees who provide information and advice to Portfolio Managers or who help execute the Portfolio Managers' decisions, such as securities analysts and traders); or

          (2) any natural person in a control relationship to Jundt or a Fund and who obtains information concerning recommendations made to a Client or Fund with regard to the purchase or sale of a Security.

     (c)  "Affiliated Person" of another person means:

          (1) any person directly or indirectly owning, controlling or holding with power to vote five percent (5%) or more of the outstanding voting securities of such other person;

          (2) any person five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other person;

          (3) any person directly or indirectly controlling, controlled by or under common control with such other person;

          (4) any officer, director, partner, co-partner or employee of such other person;

          (5) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and

          (6) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

     (d) "Beneficial Ownership" for purposes of the Code, shall be determined in accordance with the definition of "beneficial owner" set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, i.e., a person must have a "direct or indirect pecuniary interest" to have "beneficial ownership." Although the following list is not meant to be exhaustive, under the rule a person would generally be regarded to be the beneficial owner of the following
Securities:

          (1) Securities held in the person's own name;

          (2) Securities held with another in joint tenancy, community property or other joint ownership;

          (3) Securities held by a bank or broker as nominee or custodian on such person's behalf or pledged as collateral for a loan;

          (4) Securities held by members of the person's immediate family sharing the same household;

          (5) Securities held by a relative not residing in the person's home if the person is a custodian, guardian or otherwise has controlling influence over the purchase, sale or voting of such Securities;

          (6) Securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;

          (7) Securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

          (8) Securities held by a general partnership or limited partnership in which the person is a general partner;

          (9) Securities owned by a corporation in which the person has a control position or in which the person has or shares investment control over the portfolio Securities (other than a registered investment company);

          (10)   Securities   in  a   portfolio   giving  the   person   certain
     performance-related fees; and

          (11) Securities held by another person or entity pursuant to any agreement, understanding, relationship or other arrangement giving the person any direct or indirect pecuniary interest.

     (e) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

     (f) "Client" means any person, other than a Fund, for whom or which Jundt serves as an "investment adviser" within the meaning of Section 202(a)(11) of the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.

     (g) "Director of Compliance" means the person designated by Jundt from time to time to fulfill the role of Compliance Director under this Code of Ethics.

     (h) "Disinterested Director" means directors or trustees of a Fund who are not "interested persons," as defined in the 1940 Act, of a Fund, Jundt or USG.

     (i) "Fund" means any investment company registered under the 1940 Act for which Jundt acts as an investment adviser.

     (j) "Member of immediate family" of a person includes such person's spouse, children under the age of twenty-five (25) years residing with such person, and any trust or estate in which such person or any other member of his or her immediate family has a substantial beneficial interest, unless neither such person nor any other member of his or her immediate family is able to control or participate in the investment decisions of such trust or estate.

     (k) "Outside Fund Officer" means any officer of a Fund who is not otherwise an "interested person," as defined in the 1940 Act, of a Fund, Jundt or USG.

     (l) "Personal Securities Transaction" means a transaction in a Security in which a person has or thereby acquires Beneficial Ownership. A person shall be considered to be "engaging in" or "effecting" a Personal Securities Transaction if the person, directly or indirectly, directs, participates in or receives advance notification or advice of or regarding such transaction. A person shall not be considered to be "engaging in" or "effecting" a Personal Securities Transaction if such transaction is effected on the person's behalf by an independent fiduciary or broker with investment discretion, provided the person did not, directly or indirectly, direct, participate in or receive advance notification or advice of or regarding such transaction.

     (m) "Portfolio Manager" means a Jundt employee entrusted with the direct responsibility and authority to make investment decisions affecting a Client or a Fund.

     (n) "Purchase or sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

     (o) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act.

     (p) "Security held or to be acquired" by a Client or Fund means any Security which, within the most recent fifteen (15) days, (i) is or has been held by such Client or Fund, or (ii) is being or has been considered by such Client or Fund or its investment adviser for purchase by such Client or Fund.

     (q) "1940 Act" means the Investment Company Act of 1940, 15 U.S.C.ss.ss. 80a-1 to 80a-52, as amended.

III. RESTRICTIONS

     (a) Nondisclosure of Information. An Access Person shall not divulge to any person contemplated or completed Securities transactions of a Client or Fund, except in the performance of his or her duties, unless such information previously has become a matter of public knowledge.

     (b) Section 17(d) Limitations. Neither USG, an Affiliated Person of a Fund or any Affiliated Person of USG or of such Affiliated Person of a Fund, acting as principal, shall effect any transaction in which a Fund, or a company controlled by a Fund, is a joint or a joint and several participant with such person, USG or Affiliated Person, in contravention of such rules and regulations as the Securities and Exchange Commission may prescribe under Section 17(d) of the 1940 Act for the purpose of limiting or preventing participation by a Fund or controlled companies on a basis different from or less advantageous than that of such other participant.

     (c) Proscribed Activities under Rule 17j-1(a). Rule 17j-1(a) under the 1940 Act provides:

     It shall be unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined in this section, by such registered investment company:

          (1) To employ any device, scheme or artifice to defraud such registered investment company;

          (2) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

          (3) To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

          (4) To engage in any manipulative practice with respect to such registered investment company.

     Any violation of Rule 17j-1(a) shall be deemed to be a violation of the Code.

     (d) Covenant to Exercise Best Judgment. An Advisory Person shall act on his or her best judgment in effecting, or failing to effect, any transaction by a Client or Fund, and such Advisory Person shall not take into consideration his or her personal financial situation in connection with decisions regarding portfolio transactions by a Client or Fund.

     (e) General Principles of Personal Investing. No Access Person shall engage in any Personal Securities Transaction that such Access Person has reason to know will be detrimental to the best interest of any Client or Fund. When engaging in a Personal Securities Transaction, an Access Person shall:

          (1) place the interests of Clients and the Funds first;

          (2) conduct such transaction in a manner consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of any such person's position of trust and responsibility as an Access Person; and

          (3) not take inappropriate advantage of such person's position in relationship to Clients or the Funds.

     (f) Prohibition on Proprietary Securities Transactions. Jundt shall not engage in or effect any securities transaction for its own account.

     (g) Limitation on Personal Securities Transactions.

          (1) Prohibition on Personal Securities Transactions By Certain Access Persons. No Access Person (other than Disinterested Directors and Outside Fund Officers) shall engage in or effect any Personal Securities Transaction involving the purchase of any Security that a Client or Fund, is permitted pursuant to its investment objectives and policies, to own; provided, however, that the foregoing prohibition shall not apply to any Security described in Section III(h)(2), (3) or (9); provided, further, that such prohibition shall not apply to any Security described in Section III(h)(5) through (8) or to any transaction effected pursuant to a systematic dividend reinvestment or withdrawal plan, if in each case the purchase of the underlying security was effected in compliance with the Code.

          (2) Limitations Related to Timing of Transactions. The timing of Personal Securities Transactions not prohibited under paragraph III(g)(1) - including, but not limited to, any proposed sale by an Access Person (other than a Disinterested Director or an Outside Fund Officer) of a Security that a Client or a Fund is permitted to own - shall be limited as follows:

               (A) No Access Person shall engage in a Personal Securities Transaction on a day during which a Client or Fund has a pending "buy" or "sell" order for the same Security until that order is executed or withdrawn. For purposes of this paragraph (A), Access Person shall not include any Disinterested Director or Outside Fund Officer unless such Disinterested Director or Outside Fund Officer has actual knowledge that a Client or Fund has a pending "buy" or "sell" order for the same Security.

               (B) No Portfolio Manager shall engage in a Personal Securities Transaction within a seven (7) day period before or after a Client or Fund that he or she manages trades in the same Security.

               (C) Advisory Persons shall not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within sixty calendar days. For purposes of this paragraph (C), "Securities" shall not be deemed to include any securities which may not be purchased by any Client or Fund because of investment limitations which, in the case of the Funds', must be set forth in Registration Statements filed with the Securities and Exchange Commission. The Director of Compliance, or Jundt's Vice Chairman (the "Vice Chairman") in the event that such Advisory Person is also the Director of Compliance, may grant an exception to this provision in cases of personal hardship or other appropriate circumstances.

          (3) Initial Public Offering Limitations. Advisory Persons shall not engage in any Personal Securities Transaction that involves the purchase of Securities in an initial public offering.

          (4) Private Placement Limitations. Investments in privately placed Securities shall be limited as follows:

               (A) Advisory Persons shall not engage in any Personal Securities Transaction that involves a private placement of Securities (other than investments in Southways Partners, LP, Southways Fund, Ltd. and any other private investment companies with respect to which Jundt may from time to time act as the investment adviser) without the express prior approval of the Director of Compliance, or the Vice Chairman in the event that the Advisory Person is also the Director of Compliance. In reviewing any such approval request, the Director of Compliance or the Vice Chairman shall consider, among other factors, whether the investment opportunity should be reserved for a Client or a Fund and its shareholders, and whether the opportunity is being offered to the requesting individual by virtue of his or her position with a Client or the Funds.

               (B) Advisory Persons who have a Beneficial Ownership interest in any Securities obtained through a private placement shall disclose such interest to the Director of Compliance, or the Vice Chairman in the event that the Advisory Person is also the Director of Compliance, if and when they should become involved in any subsequent consideration of an investment in the same issuer for any Client or Fund. In such case, the decision to invest in the Securities of such an issuer on behalf of a Client or Fund shall be subject to the review and approval of an individual categorized as an Advisory Person who has no personal interest in such issuer, which individual shall be appointed by the Director of Compliance or the Vice Chairman, as the case may be.

          (5) Reports. The Director of Compliance and the Vice Chairman shall maintain and make available written records of all actions taken under this
     Section III(g) in the manner required by Rule 17j-1(d) under the 1940 Act.

     (h) Prior Clearance of Personal Securities Transactions. Prior to effecting a Personal Securities Transaction, an Access Person (other than a Disinterested Director or an Outside Fund Officer) shall notify the Director of Compliance of the proposed transaction, including the amount of the transaction and the Security involved. If the Access Person proposing the Personal Securities Transaction is also the Director of Compliance, the Access Person shall notify the Vice Chairman of the proposed transaction. The Director of Compliance or Vice Chairman, after investigation, shall determine whether such transaction is consistent with the Code and shall promptly communicate such determination to the Access Person making the request. Transaction clearances must be obtained no more than two days prior to making a purchase or sale of a Security. If the trade is not made within two days of the date of clearance, a new clearance must be obtained. Absent extraordinary circumstances, no Access Person shall be deemed to have violated the Code for effecting a Personal Securities Transaction if such Access Person has been advised by the Director of Compliance or Vice Chairman that the transaction would be consistent with the Code. The Director of Compliance and the Vice Chairman shall maintain and make available written records of all actions taken under this Section III(h) in the manner required by Rule 17j-1(d) under the 1940 Act. This provision does not apply to transactions:

          (1) effected for any account over which such person does not have any direct or indirect influence or control (including, but not limited to, accounts managed by an independent and unaffiliated person with investment discretion) provided the Access Person does not, directly or indirectly, direct, participate in or receive advance notification or advice of or regarding such transaction;

          (2)  involving   United   States   Government   securities,   bankers'
     acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies (mutual funds);

          (3) subject to Section III(g), in Securities that no Clients are permitted to purchase or sell in accordance with their investment policies or restrictions;

          (4) effected pursuant to a systematic dividend reinvestment, cash purchase or withdrawal plan;

          (5) effected in connection with the exercise of rights to purchase additional securities from an issuer and granted by such issuer pro rata to all holders of a class of the issuer's securities;

          (6) which are effected in connection with the call by the issuer of a preferred stock or bond;

          (7) which are effected in connection with the exercise by a second party of a put or call option;

          (8) which are effected in connection with the approaching expiration of a put or call option as a closing transaction no more than five business days prior to such expiration; or

          (9) in any Security traded on a national securities exchange or over-the-counter market where the market value of such Security is tied to a broad-based market index.

     (i)  Copies of  Brokerage  Reports.  When an Access  Person  (other  than a
Disinterested Director or an Outside Fund Officer) engages in a Personal Securities Transaction, the Access Person shall direct that the executing broker send a duplicate copy of the confirmation to the Director of Compliance at the same time as it is provided to such Access Person. Such Access Person shall also direct such broker to provide duplicate copies of any periodic statements on any account maintained by such person (or any other account in which such Access Person has a Beneficial Ownership interest) to the Director of Compliance. In the event that such Access Person is also the Director of Compliance, the Access Person shall direct that the executing broker send duplicate copies of confirmations and periodic statements to the Vice Chairman.

IV.  REPORTING REQUIREMENTS

     (a) Initial and Annual Reports by Access Persons. All Access Persons (other than Disinterested Directors and Outside Fund Officers) shall submit to the Director of Compliance, except that the Director of Compliance shall submit to the Vice Chairman, a report of all Securities owned by them (or in which they otherwise have a Beneficial Ownership interest) and the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held at the time that they commence employment with Jundt or USG and shall also submit such a report to the Director of Compliance or the Vice Chairman, as the case may be, at the end of each calendar year thereafter. Initial holdings reports shall be submitted to the Director of Compliance or, as appropriate, the Vice Chairman, and the Director of Compliance or the Vice Chairman, as the case may be, shall review such reports, in each case no later than ten (10) days after a person becomes an Access Person. Annual holdings reports shall be submitted to the Director of Compliance or, as appropriate, the Vice Chairman, and the Director of Compliance or the Vice Chairman, as the case may be, shall, in each case promptly review such reports. Annual holdings reports submitted to the Director of Compliance or the Vice Chairman must be current as of a date no more than thirty (30) days before the date that the report is submitted.

     (b) Quarterly Report. No later than ten (10) days after the end of each calendar quarter, each Access Person shall submit a report to the Director of Compliance and the Director of Compliance shall review such report, except that the Director of Compliance shall submit a report to the Vice Chairman and the Vice Chairman shall review such report, which shall specify the following information with respect to transactions during the then ended calendar quarter in any Security in which such person has, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership:

          (1) the date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

          (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (3) the price at which the transaction was effected; and

          (4) the name of the broker, dealer or bank with or through whom the transaction was effected.

     If no transactions have occurred during the period, the report shall so indicate. Any report required to be made pursuant to this Section IV(b) may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

     (c) Limitations on Reporting Requirements. Notwithstanding the provisions of Section IV(b), no Access Person shall be required to make a quarterly report:

          (1) with respect to transactions effected for any account over which neither such person nor any other Access Person has any direct or indirect influence or control or transactions in securities which are direct obligations of the United States;

          (2) if such a person is a Disinterested Director or an Outside Fund Officer, except that a Disinterested Director or Outside Fund Officer shall make a quarterly report pursuant to Section IV(b), where such Disinterested Director or Outside Fund Officer knew or, in the ordinary course of fulfilling his or her official duties as a Disinterested Director or Outside Fund Officer, should have known that during the 15-day period immediately preceding or after the date of the transactions in a Security by the Disinterested Director or Outside Fund Officer, such Security is or was purchased or sold by a Client or Fund or such purchase or sale by a Client or Fund is or was considered by a Client or Fund or Jundt; or

          (3) where a report made to Jundt would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.

     (d) Duty to Report Violations. Any person subject to the Code who discovers a violation or apparent violation of the Code by any other person shall bring the matter to the attention of the Director of Compliance. If the purported violation of the Code is based upon transactions effected by the Director of Compliance, such person shall bring the matter to the attention of the Vice Chairman.

     (e) Filing of Reports. All reports prepared pursuant to this Article IV shall be filed with the Director of Compliance, except that reports prepared by the Director of Compliance shall be filed with the Vice Chairman.

     (f) Reports to the Funds' Board of Directors. At each quarterly meeting of the Funds' Board of Directors, Jundt shall report to the Board any violations of the Code, if any, that occurred since Jundt's most recent prior report to the Board of Directors.

     In addition, Jundt shall prepare an annual report to the Funds' Board of Directors containing the following:

          (1) a summary of existing procedures concerning personal investing and any changes in the procedures made during the past year;

          (2) a list of any violations requiring significant remedial action during the past year, including details of such violations and the action taken; and

          (3) any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices or developments in applicable laws or regulations.

     (g) Certification of Compliance. All Access Persons (other than Disinterested Directors and Outside Fund Officers) must certify annually in writing to the Director of Compliance, except that the Director of Compliance must certify to the Vice Chairman, that (1) they have read and understand the Code and recognize that they are subject to the Code, (2) they have disclosed or reported all Personal Securities Transactions required to be disclosed or reported pursuant to the Code, and (3) they have complied with all requirements of the Code. The Director of Compliance and the Vice Chairman shall maintain and make available copies of such written certifications in the manner required by Rule 17j-1(d) under the 1940 Act.

V.   ENFORCEMENT AND SANCTIONS

     (a) General. The Director of Compliance and the Vice Chairman shall bring all violations or apparent violations of the Code to the attention of the Chairman of Jundt. The Chairman of Jundt shall have the primary responsibility for enforcing the Code and determining appropriate sanctions with respect to Jundt's and USG's directors, officers and employees. If the alleged violator is the Chairman of Jundt, the Director of Compliance shall bring such alleged violation to the attention of the Funds' Board of Directors or the Vice Chairman (depending on whether the alleged violation was in relation to a Fund or a Client), who shall have the primary responsibility for enforcing the Code and determining appropriate sanctions with respect to such alleged violation. If the alleged violator is a Disinterested Director or is otherwise not a director, officer or employee of Jundt or USG, the Board of Directors of the affected Fund or Funds shall have the primary responsibility for enforcing the Code and determining appropriate sanctions. In addition to the sanctions prescribed by
Section V(b), any person who is found to have violated the Code may be permanently dismissed, reduced in salary or position, temporarily suspended from employment or sanctioned in such other manner as may be determined in the discretion of the applicable person or persons responsible for enforcing the Code. In determining appropriate sanctions to be imposed for violations of the Code, the person or persons charged with enforcing the Code may consider any factors they deem relevant, including, without limitation:

          (1) the degree of willfulness' of the violation;

          (2) the severity of the violation;

          (3) the extent, if any, to which the violator profited or benefited from the violation;

          (4) the adverse effect, if any, of the violation on the involved Client or Fund;

          (5) the market value and liquidity of the class of Securities involved in the violation;

          (6) the prior violations of the Code, if any, by the violator;

          (7) the circumstances of discovery of the violation; and

          (8) if the violation involved the purchase or sale of Securities in violation of the Code, (A) the price at which the purchase or sale was made, and (B) the violator's justification for making the purchase or sale, including the violator's tax situation, the extent of the appreciation or depreciation of the Securities involved, and the period the Securities have been held.

     (b) Violations of Section III(f). In addition to any sanction imposed under
Section V(a) of the Code, any profits realized on Personal Securities Transactions effected in violation of Section III(f) of the Code must be disgorged and contributed to the appropriate Client or Fund. Each Personal Securities Transaction will be considered individually, and there will be no netting of profits and losses incurred in the case of multiple Personal Securities Transactions effected in violation of the Code. In the event of a violation involving more than one Client or Fund, profits shall be allocated among the affected Clients and Funds in proportion to the relative net asset values of the Funds and Client accounts as of the date of the violation. Should the violation not involve any Clients or Funds, profits shall be paid to a charitable organization chosen in the discretion of the Disinterested Directors of the Funds.

     (c) Rights of Alleged Violator. A person charged with a violation of the Code shall have the opportunity to appear before the person or persons as may have authority to impose sanctions pursuant to the Code, at which time such person shall have the opportunity, orally or in writing, to respond to any and all charges.

     (d) Notification to Fund Outside Legal Counsel. The Funds' outside legal counsel shall be advised promptly of the initiation and outcome of any enforcement actions hereunder.

     (e)  Non-Exclusivity  of Sanctions.  The imposition of sanctions under this
Section V shall not preclude the imposition of additional sanctions by the Board of Directors of the Funds or the Chairman or Vice Chairman of Jundt, as the case may be, and shall not be deemed a waiver of any rights by any Fund, Jundt or USG.

VI.  GIFTS AND DIRECTORSHIPS

     (a) Gifts. Advisory Persons shall not accept any gift or other thing of more than de minimis value from any securities broker, dealer, underwriter or placement agent that does business with or on behalf of any Client or Fund.

     (b) Service as a Director. Advisory Persons may not serve as directors of publicly traded companies without the prior written authorization of the Director of Compliance, or the Vice Chairman in the event that such Advisory Person is also the Director of Compliance. The Director of Compliance or the Vice Chairman shall not provide such authorization unless he or she finds that such board service would be consistent with the interests of Clients, the Funds and their shareholders. Should any person receive such authorization, any investments by Clients or the Funds in the securities of any such publicly traded company while such person is serving as a director will be required to be approved in advance, in writing, by the Director of Compliance or the Vice Chairman as the case may be.

VII. MISCELLANEOUS PROVISIONS

     (a) Identification of Access Persons, Advisory Persons and Portfolio Managers. Jundt shall, on behalf of itself, the Funds and USG, identify all Access Persons who are under a duty to make reports under Article IV and shall inform such persons of such duty. Jundt shall likewise identify all individuals who are classified as Advisory Persons and Portfolio Managers hereunder and inform such persons of such classifications.

     (b) Maintenance of Records. Jundt shall, on behalf of the Funds and USG, maintain and make available records as required by Rule 17j-1(d).


                       QUARTERLY REPORT OF ACCESS PERSONS
                            PURSUANT TO SECTION IV(b)
                            OF THE CODE OF ETHICS FOR
                      JUNDT ASSOCIATES, INC. AND AFFILIATES

Instructions:
------------

     (1) Not later than ten (10) days after the end of each calendar quarter, each Access Person shall submit this Report, or an equivalent electronic report, as provided by the Code of Ethics (the "Code"). The Code should be reviewed before completing the Report; terms defined in the Code have the same meanings in this Report.

     (2) No transactions set forth in Section IV(c) of the Code need be included in this Report.

     (3) If no reportable transactions have occurred during the period, put an "X" in the following box |_|, and you may skip to the signature line.

     (4) This Report may contain a statement that it shall not be construed as an admission by the person making the Report that he has any direct or indirect Beneficial Ownership in the Security to which the Report relates.

     (5) If you must file this Report and transactions have occurred during the period, set forth the following information with respect to transactions during the most recently ended calendar quarter in any Security in which you have, or by reason of such transaction acquired, any direct or indirect beneficial ownership in the Security:


                                                             Broker,
                           Date and Nature     Price        Dealer or
             Title and     of Transaction   Transaction   Bank Through
Name of      Number of    (i.e., purchase,      was       Whom Transfer
Issuer    Shares or Units  sale or other)    Effected       Effected
-------   ---------------  --------------   ----------     ----------






        (If you need additional space, please attach additional pages.)


     Questions regarding the completion of this Report may be directed to the Director of Compliance.

     The answers to the foregoing are true and correct to the best of my information and belief.



Dated:
         ---------------------------    ----------------------------------------
                                        Signature of Person Filing Report



                         ANNUAL REPORT OF ACCESS PERSONS
                       PURSUANT TO SECTIONS IV(a) AND (g)
                            OF THE CODE OF ETHICS FOR
                      JUNDT ASSOCIATES, INC. AND AFFILIATES


     The Code of Ethics for Jundt Associates, Inc. and Affiliates (the "Code") should be reviewed prior to completing this report, and terms defined in the Code have the same meanings in this Report. Not later than ten (10) days following the end of each calendar year, each Access Person shall submit this report, or an equivalent electronic report, to the Director of Compliance, except that the Director of Compliance shall submit this report (if applicable) to the Vice-Chairman of Jundt Associates, Inc.

          I, THE UNDERSIGNED, HEREBY REPRESENT AND CERTIFY AS FOLLOWS:

o That I have read and understand the Code and recognize that I am subject to the Code.

o That I have disclosed or reported all Personal Securities Transactions required to be disclosed or reported pursuant to the Code.

o    That I have complied with all requirements of the Code.

o    That:

          |_|  As of December 31, ___ , I Beneficially Owned no Securities.

                                       OR

          |_| Attached to this report is a true, correct and complete listing of all Securities in which I had any direct or indirect Beneficial Ownership as of December 31, ___ .

     Questions regarding the completion of this Report may be directed to the Director of Compliance.

     The answers to the foregoing questions (and any attached listing of Securities) are true, correct and complete to the best of my information and belief.


Dated:   January __, _______
                                        ----------------------------------------
                                        Signature of Person Filing Report



                        INITIAL REPORT OF ACCESS PERSONS
                            PURSUANT TO SECTION IV(a)
                            OF THE CODE OF ETHICS FOR
                      JUNDT ASSOCIATES, INC. AND AFFILIATES


     The Code of Ethics for Jundt Associates, Inc. and Affiliates (the "Code") should be reviewed prior to completing this report, and terms defined in the Code have the same meanings in this Report. Not later than ten (10) days after a person becomes an Access Person, such Access Person shall submit this report, or an equivalent electronic report, to the Director of Compliance, except that the Director of Compliance shall submit this report (if applicable) to the Vice-Chairman of Jundt Associates, Inc.

         I, THE UNDERSIGNED, HEREBY REPRESENT AND CERTIFY AS FOLLOWS:

o I have read and understand the Code and understand that I am subject to the Code.

     |_|  As  of  ________________________,   ___  ,  I  Beneficially  Owned  no
          Securities.

                                       OR

     |_| Attached to this report is a true, correct and complete listing of all Securities in which I had any direct or indirect Beneficial Ownership as of ______________________, ___ .



     Questions regarding the completion of this Report may be directed to the Director of Compliance.

     The answers to the foregoing questions are true, correct and complete to the best of my information and belief.


Dated:   ___________, _____
                                        -----------------------------
                                        Signature of Person Filing Report



                      JUNDT ASSOCIATES, INC. AND AFFILIATES
                            REQUEST BY ACCESS PERSON
                  TO ENGAGE IN PERSONAL SECURITIES TRANSACTION

     I hereby request permission to effect a Personal Securities Transaction, as indicated below, for my own account or other account in which I have a Beneficial Ownership interest. (If necessary, use approximate dates and amounts of proposed Personal Securities Transaction.)


Record Owner of Account:
                         ---------------------------------------------------
Relationship to Advisory Representative:
                                         -----------------------------------
Proposed Date of Transaction:
                               -------------------------------, ------------


                      PROPOSED TRANSACTION

                       Number of     Nature of
   Name of Issuer/     Shares or    Transaction
Title or Description   Principal    (purchase,        Unit       Total          Broker,
     of Security        Amount    sale or other)      Price      Price      Dealer or Bank
----------------------------------------------------------------------------------------------







                                         Name of Access Person


Dated:                ,
         ------------  ----------        ---------------------------------------
                                         Signature of Access Person





                  |_| PERMISSION GRANTED |_| PERMISSION DENIED



Dated:                ,
         ------------  ----------         -----------------------------------------------------
                                          Signature   of  Director  of   Compliance   (or  Vice
                                          Chairman  of  Jundt   Associates,   Inc.  if  the
                                          Director of Compliance is the requesting person)
